      As filed with the Securities and Exchange Commission on May 15, 1998.

                                                      Registration No. _________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                Fastenal Company
             (Exact Name of Registrant as Specified in its Charter)

           Minnesota                                            41-0948415
(State or Other Jurisdiction of                              (I.R.S. Employer
 Incorporation or Organization)                            Identification No.)

         2001 Theurer Boulevard
           Winona, Minnesota                                      55987
(Address of Principal Executive Offices)                        (Zip Code)

                  Fastenal Company and Subsidiaries 401(k) Plan
                            (Full Title of the Plan)

                               Stephen M. Slaggie
                                    Secretary
                                Fastenal Company
                             2001 Theurer Boulevard
                             Winona, Minnesota 55987
                     (Name and Address of Agent for Service)

                                  (507)454-5374
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

-------------------------- --------------- -------------------- -------------------- ----------------
                                              Proposed Maximum     Proposed Maximum     Amount of
     Title of Securities     Amount to be    Offering Price Per   Aggregate Offering   Registration
      to be Registered        Registered           Share                Price              Fee
-------------------------- --------------- -------------------- -------------------- ----------------
Common Stock, par
value $.01 per share        600,000 shares        $52.25(1)          $31,350,000(1)     $9,248.25(1)

Interests in the Plan(2)         NA(2)             NA(2)                NA(2)             NA(2)
-------------------------- --------------- -------------------- -------------------- ----------------

(1) Estimated pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purpose of calculating the registration fee, at the average of the high and low sale prices of the Common Stock, par value $.01 per share (the "Common Stock"), of the Registrant as reported in the Nasdaq National Market on May 11, 1998.
(2) In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein. In accordance with Rule 457(h)(2) under the Securities Act, no separate fee is required with respect to plan interests.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN INFORMATION.

Omitted in accordance with Rule 428 under the Securities Act and the Note to
Part I of Form S-8.

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

Omitted in accordance with Rule 428 under the Securities Act and the Note to
Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission:

                    1. The Annual Report on Form 10-K of the Registrant for the fiscal year ended December 31, 1997 filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                    2. The Quarterly Report on Form 10-Q of the Registrant for the fiscal quarter ended March 31, 1998 filed pursuant to Section 13(a) of the Exchange Act.

                    3. The description of the Common Stock contained in the Registrant's Registration Statement on Form 8-A dated August 12, 1987 filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purposes of updating such description.

All documents filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Registrant is subject to Minnesota Statutes Chapter 302A, the Minnesota Business Corporation Act (the "Corporation Act"). Section 302A.521 of the Corporation Act provides that, unless prohibited by its articles of incorporation or bylaws, a corporation must indemnify an officer or director who is made or threatened to be made a party to a proceeding by reason of such person's present or former official capacity against judgments, penalties, fines, settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if certain criteria are met. These criteria, all of which must be met by the person seeking indemnification, are (a) that such person has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, settlements and expenses; (b) that such person must have acted in good faith; (c) that no improper personal benefit was obtained by such person and such person satisfied certain statutory conflicts of interest provisions, if applicable; (d) that, in the case of a criminal proceeding, such person had no reasonable cause to believe that the conduct was unlawful; and (e) that such person must have acted in a manner he reasonably believed was in the best interests of the corporation or, in the case of conduct while serving as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, not opposed to the best interests of the corporation.
Section 302A.521 of the Corporation Act also provides that, unless prohibited by the corporation's articles of incorporation or bylaws, if a director or officer is made or threatened to be made a party to a proceeding, such person is entitled to payment or reimbursement by the corporation of reasonable expenses, including attorneys' fees and disbursements, incurred by such person in advance of the final disposition of the proceeding (a) upon receipt by the corporation of a written affirmation by such person of a good faith belief that the criteria for indemnification have been satisfied and a written undertaking by such person to repay all amounts so paid or reimbursed if it is ultimately determined that the criteria for indemnification have not been satisfied; and (b) after a determination that the facts then known would not preclude indemnification. The determination as to eligibility for indemnification and advancement of expenses is required to be made by the members of the corporation's board of directors or a committee of the board who are at the time not parties to the proceeding under consideration, by special legal counsel, by the shareholders who are not parties to the proceeding or by a court.

Article VI, Section 1 of the Registrant's Restated Bylaws requires the Registrant to provide indemnification and advancement of expenses, including witness reimbursements, to any director or officer of the Registrant made or threatened to be made a party to a proceeding, or appearing as a witness in a proceeding, by reason of the former or present official capacity of the person, in such manner, under such circumstances, and to such extent, as is required or permitted by Section 302A.521 of the Corporation Act or by other provisions of law.

Article VIII of the Registrant's Restated Articles of Incorporation eliminates the personal liability of the directors of the Registrant to the Registrant and its shareholders for monetary damages for breach of fiduciary duty, other than liability of a director (a) for breach of the director's duty of loyalty to the Registrant or its shareholders; (b) for acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law; (c) under Section
302.559 (liability for illegal distributions to shareholders) or 80A.23 (liability for violations of the anti-fraud or registration provisions of state securities laws) of the Minnesota Statutes; (d) for any transaction from which the director derived an improper personal benefit; or (e) for any act or omission occurring prior to the effective date of Article VIII (June 3, 1987).

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

Exhibit No.  Description
    4.1      Restated Articles of Incorporation of the Registrant
             (incorporated by reference to Exhibit 3.1 to the Registrant's
             Quarterly Report on Form 10-Q for the fiscal quarter ended
             September 30, 1993)
    4.2      Restated Bylaws of the Registrant  (incorporated  by reference to Exhibit 3.2 to the Registrant's
             Registration Statement No. 33-14923)
   23        Consent of KPMG Peat Marwick LLP
   24        Power of Attorney (filed herewith as part of the signature page)

The Registrant hereby undertakes that it will submit the Plan and all amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

ITEM 9. UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration, by means of a post-effective amendment, any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winona, State of Minnesota, on this 15th day of May, 1998.

                                             FASTENAL COMPANY


                                             By  ROBERT A. KIERLIN
                                                 ----------------------------
                                                 Robert A. Kierlin, President


                                POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Robert A. Kierlin and Stephen M. Slaggie, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, each with the power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement (including post-effective amendments), and to perform any acts necessary to be done in order to file any such amendment, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or their or his substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.


May 15, 1998                      By  ROBERT A. KIERLIN
                                    -----------------------------------
                                        Robert A. Kierlin, President
                                        (Principal Executive Officer) and
                                        Director


May 15, 1998                      By  DANIEL L. FLORNESS
                                    -----------------------------------
                                        Daniel L. Florness, Treasurer
                                        (Principal Financial Officer and
                                        Principal Accounting Officer)


May 15, 1998                      By  STEPHEN M. SLAGGIE
                                    -----------------------------------
                                        Stephen M. Slaggie, Director

May 15, 1998                      By  MICHAEL M. GOSTOMSKI
                                    -----------------------------------
                                        Michael M. Gostomski, Director


May __, 1998                      By
                                    -----------------------------------
                                        Henry K. McConnon, Director


May 15, 1998                      By  JOHN D. REMICK
                                    -----------------------------------
                                        John D. Remick, Director


         Pursuant to the requirements of the Securities Act, the plan administrator of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winona, State of Minnesota, on this 15th day of May, 1998.

                                  FASTENAL COMPANY AND
                                     SUBSIDIARIES 401(k) PLAN

                                  By   FASTENAL COMPANY,
                                       Plan Administrator


                                  By  ROBERT A. KIERLIN
                                    -----------------------------------
                                      Robert A. Kierlin, President

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  EXHIBIT INDEX

                       REGISTRATION STATEMENT ON FORM S-8

                                FASTENAL COMPANY


Exhibit No.  Description
   4.1       Restated Articles of Incorporation of the
             Registrant (incorporated by reference to
             Exhibit 3.1 to the Registrant's Quarterly
             Report on Form 10-Q for the fiscal quarter
             ended September 30, 1993).
   4.2       Restated Bylaws of the Registrant (incorporated
             by reference to Exhibit 3.2 to the Registrant's
             Registration Statement No. 33-14923).
  23         Consent of KPMG Peat Marwick LLP...............Electronically Filed
  24         Power of Attorney (filed herewith as part of
             the signature page).